Exhibit (k)(3)

AMENDMENT TO ADMINISTRATION AGREEMENT

This Amendment (the “Amendment”) is made effective as of March 15, 2005 (the “Amendment Effective Date”) and amends the Administration Agreement (the “Agreement”) made effective as of the 14th day of October, 2004 between BISYS FUND SERVICES OHIO, INC. (“BISYS”) and the investment vehicles that are parties to the Agreement (the “Funds”).

WHEREAS, the parties desire to clarify the Effective Date of the Agreement;

WHEREAS, the parties have agreed to add a registered feeder fund and an offshore feeder fund, each as a Fund under the Agreement, and to accordingly adjust certain fees set forth in the Agreement;

WHEREAS, the Funds no longer desire to receive certain tax services from BISYS;

NOW, THEREFORE, in consideration of the mutual premises and covenants herein set forth, the parties agree as follows:

1.	Date of Agreement

The first sentence of the Agreement states that the Effective Date of the Agreement is “the 14th day of October,” without stating the year in which such date occurs. For the sake of clarity, the parties hereby confirm that the Effective Date of the Agreement is October 14, 2004.

2.	Addition of U.S. Registered Feeder Fund and Offshore Feeder Fund

The following registered feeder fund and offshore feeder fund are added to Schedule A of the Agreement, and will accordingly be considered Funds under the Agreement, as of the date of this Amendment:

THE ENDOWMENT TEI FUND, L.P., a Delaware limited partnership, registered under the 1940 Act Address: 4265 San Felipe Suite 900 Houston, Texas, 77027 Attn: A. Haag Sherman

THE ENDOWMENT (OFFSHORE) TEI FUND, LTD., a Cayman Islands exempted company, registered under the Mutual Funds Law of the Cayman Islands

Address:

M&C Corporate Services Limited

P.O. Box 309GT

Ugland House

South Church Street

George Town

Grand Cayman

Cayman Islands

3.	Tax Services

Effective as of the Amendment Effective Date, the following provisions of the Agreement are deleted, and BISYS will no longer be responsible for the provision of the services referred to in such sections:

(a)	In Section (1)(b)(i) of the Agreement, the clause “calculate and produce Fund U.S. tax records” is deleted; and

(b)	Section (1)(b)(xv) of the Agreement (prepare and file the Fund’s annual U.S. federal and state income tax returns, provide Forms K-1 and tax withholding reports to the Internal Revenue Service) is deleted.

4.	Fees

(a)	In accordance with Schedule B to the Agreement, the addition of the foregoing Funds will result in the annual minimum Base Fee being increased from $170,000 to $215,000, effective as of the date of this Amendment. The minimum Base Fee is increased by $35,000 for the U.S. Registered Feeder Fund and $10,000 (representing a discount from the $12,000 set forth on Schedule B) for the Offshore Feeder Fund.

(b)	In consideration of the parties’ agreement that BISYS will no longer perform the tax services descried above, the Funds will no longer be obligated to pay to BISYS (i) the $6,000 per Fund Tax Return fee set forth on Schedule B to the Agreement, or (ii) the costs of tax forms pursuant to Section (5)(b)(iv) of the Agreement.

5.	Miscellaneous

(a)	This Amendment constitutes the complete agreement of the parties hereto as to the subject matter covered by this Amendment, and supersedes all prior negotiations, understandings and agreements bearing upon the subject matter covered by this Amendment.

(b)	Except as expressly modified by this Amendment, the Agreement remains unchanged and in full force and effect.

(c)	This Agreement may be executed in counterparts, each of which shall be an original but all of which, taken together, shall constitute one and the same agreement.

* * * * * *

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed all as of the day and year first above written.

THE ENDOWMENT MASTER FUND, L.P.	THE ENDOWMENT REGISTERED FUND, L.P.

By:	By:
Name:	Name:
Title:	Title:

Signed by the authorized representative of THE ENDOWMENT (OFFSHORE) FUND, LTD.	Signed by the authorized representative of THE ENDOWMENT (OFFSHORE QP) FUND, LTD.

By:	By:
Name:	Name:
Title:	Title:

THE ENDOWMENT (DOMESTIC) FUND, L.P.	THE ENDOWMENT (DOMESTIC QP) FUND, L.P.

By:	By:
Name:	Name:
Title:	Title:

THE ENDOWMENT (EXEMPT) FUND I, L.P.	THE ENDOWMENT (EXEMPT) FUND II, L.P.

By:	By:
Name:	Name:
Title:	Title:

THE ENDOWMENT (EXEMPT QP) FUND I, L.P.	THE ENDOWMENT (EXEMPT QP) FUND II, L.P.

By:	By:
Name:	Name:
Title:	Title:

BISYS FUND SERVICES OHIO, INC.

By:	By:
Name:	Name:
Title:	Title:

3

THE ENDOWMENT TEI FUND, L.P.	THE ENDOWMENT (OFFSHORE) TEI FUND, LTD.

By:	By:
Name:	Name:
Title:	Title:

4